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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


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      Date of Report (Date of earliest event reported):   April 15, 1997



                                   RYKA Inc.
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             (Exact name of Registrant as specified in its charter)


         Delaware                       0-16611                 04-2958132
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(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)


                           555 South Henderson Road
                                    Suite B
                      King of Prussia, Pennsylvania 19406
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         (Address of principal executive offices, including zip code)

 Registrant's telephone number, including area code:         (610) 337-2200
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ITEM 5.  OTHER EVENTS.

     As of the date hereof, RYKA Inc. ("RYKA" or the "Company") has not filed its Form 10-K for the year ended December 31, 1996 as a result of the liquidity and capital resources issues described below.

     On August 15, 1996, the Company entered into a credit facility with a lender which replaced the Company's prior credit facility. The new credit facility initially had a term of one year and increased the amount that RYKA could borrow to $4,500,000 based upon certain advance ratios with interest at prime plus 0.25%. Concurrently with RYKA, KPR Sports International, Inc. ("KPR"), an affiliated company wholly-owned by Michael Rubin, the Company's Chief Executive Officer, closed a new credit facility with the same lender.

     On November 8, 1996, the bank notified KPR that it was in default of certain financial covenants, specifically the debt to net worth ratio and required tangible net worth, and certain provisions relating to financial information. RYKA was in compliance with its financial covenants and was not in default of its loan with the lender.

     On February 7, 1997, in conjunction with KPR entering into a forbearance agreement regarding its credit facility, the Company entered into an amendment to its credit facility that provided for, among other things, a reduction in the line of credit from $5,000,000 to $3,000,000 and a termination date, as amended, of April 18, 1997 for the Company's credit facility, the same termination date as KPR's amended credit facility.

     The Company and KPR are currently in negotiations with the lender to extend their credit facilities. The Company and KPR are also in negotiations with certain investors to obtain equity financing. In addition, the Company is in the process of engaging an investment bank to raise additional equity financing.

     The Company anticipates that within five days the Company will have formulated a more defined plan to raise such financing at which time the Company expects that it will file its Form-K for the year ended December 31, 1996.

     If the Company is unable to extend its credit facility or is unable to obtain alternative financing, there is no assurance that the Company will be able to continue operations. Further, there is no assurance that the Company will be able to obtain alternative financing, or, if obtained, such financing will be on terms satisfactory for the Company. Moreover, given the dependence of RYKA on certain support provided by KPR including, but not limited to, financial support, administrative support, warehousing and office rental, KPR's ability to obtain continued funding or additional funding for its operations could significantly adversely impact the ability of RYKA to continue in business independent of KPR.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RYKA INC.



                                   By:/s/ Michael G. Rubin
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                                          Michael G. Rubin
                                          Chairman and Chief Executive Officer



Date:  April 15, 1997